EXHIBIT 99.1

BK Technologies Announces Second Quarter 2021 Results

WEST MELBOURNE, FL August 12, 2021 / BK Technologies Corporation (NYSE American: BKTI) today announced financial and operating results for the second quarter and six months ended June 30, 2021. The Company will host a conference call today, August 12, 2021, at 9:00 AM eastern time.

Recent Financial and Operational Highlights

•	Second quarter revenue increased 14% to $11.3 million compared to $9.9 million in the second quarter of 2020 and grew by 32% sequentially compared to the first quarter of 2021
•	Company experienced strong order activity for second quarter and first six months including multiple orders for new BKR 5000 Digital P25 portable communications technology (“BKR 5000”)
•	New Technology Innovation Center in South Florida tracking toward launch of BKR 9000 multiband communications technology (“BKR 9000”) for the public safety market later this year
•	Closed a public offering generating aggregate gross proceeds of $12.7 million

John Suzuki, BK’s Chief Executive Officer, commented, “Solid revenue growth of 14% in the second quarter reflects the strong demand we’re seeing for our communications technology, particularly as existing customers and new customers deploy our BKR 5000 portable communications platform. Government entities like forest and park services as well as fire rescue and emergency management agencies continue to turn to BK for the exceptional performance and reliability our technology provides. Our technology and equipment extend real-time communications capabilities in any terrain or setting -- urban, suburban, rural or remote-- helping ensure the safety of field personnel as they maintain and protect public lands, or fire and other first responders as they provide emergency services. During the second quarter we continued to experience certain material shortages and extended lead-times in the supply chain which impacted our ability to convert customer orders to shipments and we expect to encounter continued headwinds through the balance of the year as our supply chain partners work through the aftermath of operational disruptions related to the pandemic. However, we’re energized by the interest and order activity we’re seeing for our products.

Mr. Suzuki concluded, “In addition to the robust demand around our legacy communications technology, we remain focused on the development and launch of our multiband BKR 9000 product, which is anticipated by the end of this year. With its multiband capabilities, the BKR 9000 can address a much larger portion of the LMR market, positioning us to compete for larger contracts in new verticals.”

Second Quarter 2021 Financial Review

Revenue grew 14% to $11.3 million, compared with $9.9 million for the second quarter of last year. The gross profit margin was 37% compared to 44% in the same prior year period largely due to customer mix, cost increases for material and freight and expenses related to the ramp-up of internal manufacturing.

Selling, General & Administrative expenses totaled $4.6 million, compared with $4.4 million for the same quarter last year, reflecting the timing of engineering expenses as well as increased sales commissions.

Operating loss totaled approximately $342,000 compared with an operating loss of $36,000 in the second quarter of last year.

The Company achieved net income of $1.7 million or $0.13 per basic share and $0.12 per diluted share, compared with a net loss of $(302,000) or $(0.02) per basic and diluted share, for the second quarter of last year. In the second quarter of 2021 the Company recognized an unrealized gain of $2.3 million on its investment in FG Financial Group (FGF), compared with an unrealized loss of ($200,000) in the second quarter of 2020.

First Six Months 2021 Financial Review

Revenue for the first six months of 2021 totaled $19.9 million, compared with $20.8 million for the first six months of 2020. The gross profit margin was 37% compared with 40% for the same period last year largely due to customer mix, cost increases for material and freight and expenses related to the ramp-up of internal manufacturing.

Selling, General & Administrative expenses totaled $8.5 million, compared with $9.1 million for the same period of 2020.

Operating loss totaled approximately $1.2 million, compared with an operating loss of $884,000 for the first six months of last year.

The Company achieved net income of $1.0 million or $0.08 per basic and diluted share, compared with a net loss of $1.5 million, or $(0.12) per basic and diluted share, for the first half of 2020. In the first six months of 2021 the Company recognized an unrealized gain of $2.5 million on its investment in FG Financial Group (FGF), compared with an unrealized loss of ($506,000) in the first six months of 2020.

Working capital totaled approximately $24.9 million, of which approximately $22.9 million was comprised of cash, cash equivalents, and trade receivables. This compares with the working capital total, at year-end of last year, of approximately $15.1 million, of which $13.3 million was comprised of cash, cash equivalents, and trade receivables.

Conference Call and Webcast

The Company will host a conference call and webcast for investors today, August 12, 2021, at 9:00 AM eastern time.

Shareholders and interested parties may participate in the conference call by dialing (844) 407-9500 and international participants should dial (862) 298-0850 and ask to be connected to the BK Technologies Corporation Conference Call. The call will also be webcast at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s web site for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until August 19, 2021 by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 42133 to access the replay.

About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by the COVID-19 pandemic, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned BKR Series product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government and the ongoing effects of the COVID-19 pandemic; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions; risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; rising health care costs; risks related to our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:

IMS Investor Relations
John Nesbett/Jennifer Belodeau
bktechnologies@imsinvestorrelations.com

(203) 972-9200

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(Financial Tables to Follow)

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Sales, net	$11,335	$9,937	$19,899	$20,826
Expenses
Cost of products	7,124	5,609	12,592	12,603
Selling, general and administrative	4,553	4,364	8,526	9,107
Total expenses	11,677	9,973	21,118	21,710

Operating loss	(342)	(36)	(1,219)	(884)

Other income (expense)
Net interest (expense) Income	(14)	(6)	(18)	3
Gain (loss) gain on investment in securities	2.262	(200)	2,467	(506)
Other expense	(26)	(32)	(44)	(79)
Total other income (expense)	2,222	(238)	2,405	(582)

Income (loss) before income taxes	1,880	(274)	1,186	(1,466)

Income tax expense	(184)	(28)	(184)	(28)

Net income (loss)	$1,696	$(302)	$1,002	$(1,494)

Net income (loss) per share-basic:	$0.13	$(0.02)	$0.08	$(0.12)
Net income (loss) per share-diluted:	$0.12	$(0.02)	$0.08	$(0.12)
Weighted average shares outstanding-basic	13,563,763	12,495,707	13,043,477	12,525,407
Weighted average shares outstanding-diluted	13,625,095	12,495,707	13,101,635	12,525,407

BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,661	$6,826
Trade accounts receivable, net	7,210	6,466
Inventories, net	12,036	9,441
Prepaid expenses and other current assets	1,866	1,878
Total current assets	36,773	24,611

Property, plant and equipment, net	4,426	3,566
Right-of-use (ROU) asset	2,594	2,887
Investment in securities	4,481	2,014
Deferred tax assets, net	4,116	4,300
Other assets	101	112
Total assets	$52,491	$37,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,316	$5,119
Accrued compensation and related taxes	1,481	1,635
Accrued warranty expense	644	791
Accrued other expenses and other current liabilities	364	307
Dividends payable	—	250
Short-term lease liability	428	525
Credit facility	1,470	—
Note payable-current portion	262	82
Deferred revenue	934	757
Total current liabilities	11,899	9,466

Notes payable, net of current portion	740	247
Long-term lease liability	2,498	2,702
Deferred revenue	2,327	2,551
Total liabilities	17,464	14,966
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 18,236,121 and 13,962,366 issued and 16,785,721 and 12,511,966 outstanding shares at June 30, 2021, and December 31, 2020, respectively	10,941	8,377
Additional paid-in capital	35,534	26,346
Accumulated deficit	(6,046)	(6,797)
Treasury stock, at cost, 1,450,400 shares at June 30, 2021, and December 31, 2020, respectively	(5,402)	(5,402)
Total stockholders’ equity	35,027	22,524
Total liabilities and stockholders’ equity	$52,491	$37,490